FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

January 18, 2005

Enercorp, Inc.

 (Exact Name of Registrant as specified in its charter)

COLORADO                               0-9083                                  84-0768802

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

32751 Middlebelt Rd. Ste. B

Farmington Hills, MI 48334

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 851-5651

N/A

Former name or former address, if changed from last report

Item: 8.01. Other events

On January 14, 2005, the Board of Directors of Enercorp elected the Standing Nominating Committee composed of the following members; Jeffrey Rautio, and Salvatore Parlatore. The Board of Directors had been acting as an ad hoc Nominating Committee until January 14, 2005. The two independent directors were members of this ad hoc Committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2005

ENERCORP, INC

By: /s/Majlinda Xhuti

Majlinda Xhuti

Chief Financial Officer